                                                                    EXHIBIT 99.1


                           N E W S     R E L E A S E


(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


                       KING PHARMACEUTICALS ANNOUNCES THE
             COMPLETION OF AUDIT COMMITTEE'S INDEPENDENT REVIEW AND
        KING'S FILING OF 2002 FORM 10-K AND FIRST-QUARTER 2003 FORM 10-Q

BRISTOL, TENNESSEE, July 29, 2003 -- King Pharmaceuticals, Inc. (NYSE: KG) reported today the completion of the previously announced internal review conducted by the Audit Committee of the Company's Board of Directors (the "Audit Committee"). Also, King today filed with the Securities and Exchange Commission (the "SEC") its Form 10-K containing the audited consolidated financial statements for the year ended December 31, 2002, and its Form 10-Q containing the unaudited consolidated financial statements for the first quarter ended March 31, 2003.

As previously reported, the SEC initiated a formal investigation of King in March 2003. In light of the SEC investigation, and as recommended by management, the Audit Committee initiated an assessment and internal review of the issues raised by the SEC investigation and retained independent counsel, who retained an independent accounting firm, to assist the Audit Committee. Pending the completion of the Audit Committee's review, King delayed the filing of its Form 10-K for the year ended December 31, 2002, and its Form 10-Q for the first quarter ended March 31, 2003. The Audit Committee completed the internal review on July 28, 2003, enabling the completion of the audit of King's consolidated financial statements for the year ended December 31, 2002, and the filing of the Company's 2002 Form 10-K and first-quarter 2003 Form 10-Q. Although the Audit Committee review is complete, the SEC investigation of the Company is continuing.

The audited consolidated financial statements for the year ended December 31, 2002, reflect three adjustments arising from the internal review or otherwise based on information that became available subsequent to the release of the unaudited consolidated financial statements for the year ended December 31, 2002, contained in the Form 8-K dated April 15, 2003. These are (1) a $46.5 million adjustment increasing the accrual for estimated amounts due under Medicaid and other governmental pricing programs, (2) an additional $39.8 million charge relating to Lorabid(R) (loracarbef), consisting of a $49.9 million accrual for Lorabid(R) purchase commitments in excess of expected demand and a $10.0 million reduction (from $76.8 million to $66.8 million) in the previously announced Lorabid(R) intangible asset impairment charge, and (3) a deferral of $4.7 million of revenue associated with a purchase of King's products from a third-party wholesaler by King Benevolent Fund, Inc. Under applicable accounting rules, each of these adjustments is required to be reflected as of December 31, 2002. The adjustments are discussed below and in further detail in the Company's 2002 Form 10-K.

        SEC Investigation, Medicaid and Other Governmental Programs Accrual Adjustment and Related Matters

In connection with the internal review, King determined that it had underaccrued for estimated amounts due under Medicaid and other governmental pricing programs, and recorded an adjustment of $46.5 million to total revenues and accrued expenses in the fourth quarter of 2002. This amount represents the Company's best estimate of the extent to which it underpaid amounts due under Medicaid and other governmental pricing programs during the period from 1998 to 2002. In connection with the accrual adjustment, King expects to recover on a pre-tax basis approximately $0.7 million of royalties it

                                     (more)
previously paid for Altace(R). King also expects to recover on a pre-tax basis approximately $9.5 million of the promotional fees it previously paid under a co-promotion agreement for Altace(R) (ramipril), but King has not completed discussions with its partner and therefore has not recorded this amount in its results for 2002.

The Audit Committee concluded, after weighing all the information developed in the course of the internal review, that the underpayments requiring the accrual adjustment did not arise from an effort on the part of the Company's current or prior management to mislead investors by manipulating reported financial results. While the Committee concluded that the errors did not result in any material financial misstatements, the Committee stated that it believes that the Company needs to dedicate additional attention and resources to ensure compliance with all applicable reporting requirements for Medicaid rebates and other governmental pricing programs. The Committee noted the need to have in place systems, processes and personnel that provide reasonable assurance that such errors are unlikely to recur in the future. Management has reviewed with the Committee the steps the Company has taken, is now taking and plans to take to address the issues raised by the incorrect Medicaid and other governmental pricing programs filings made in the past, and to enhance the Company's capabilities with respect to future Medicaid and other governmental pricing calculations. The Committee stated that it intends to monitor carefully the Company's ongoing discussions with appropriate regulatory authorities, as well as the implementation of proposed improvements to systems, processes, training, and personnel.

Jefferson J. Gregory, Chairman and Chief Executive Officer of King, stated, "We are grateful to the members of the Audit Committee for their time and dedication in conducting their review. Our management team is committed to addressing the issues identified by the Audit Committee review and have already begun to implement the additional processes necessary to better assure the Company's compliance with Medicaid and other governmental pricing programs."

King has contacted the Centers for Medicare and Medicaid Services, the Office of Inspector General at the Department of Health and Human Services, and the Department of Justice in connection with the underpayments and expects to engage in more detailed discussions with these and other appropriate agencies in order to determine the precise amount of the underpayments. King currently expects to make the requisite payments in the third or fourth quarter of 2003. Pending determination of the precise amount of such payments, King has placed $46.5 million of its cash on hand in an interest-bearing escrow account. The accrual adjustment relates solely to the estimated underpayments and excludes any interest, fines, penalties or other amounts that might be owed in connection with the underpayments, as the Company cannot predict or reasonably estimate their likelihood or magnitude at this time.

James R. Lattanzi, Chief Financial Officer of King, emphasized, "King continues to identify and implement actions to improve its compliance with Medicaid and other governmental pricing programs. Likewise, the Company has engaged outside consultants to assist it in its compliance efforts while it is in the process of expanding its internal compliance staff."

     Additional Charge Relating to Lorabid(R)

As previously disclosed, during the fourth quarter of 2002, King decided to divest its rights to Lorabid(R). As a result of a continuing decline of Lorabid(R) prescriptions and the Company's inability, to date, to divest its rights to Lorabid(R), subsequent to the release of the unaudited consolidated financial statements for the year ended December 31, 2002, King determined that it will not be able to sell all the Lorabid(R) it is required to purchase under its supply agreement with Eli Lilly and Company. Accordingly, because of these further declines in Lorabid(R) prescription trends, and because the Company had not finalized its consolidated financial statements for the year ended December 31, 2002, King revised its unaudited consolidated financial statements for the year ended December 31, 2002 to record in the fourth quarter of



                                     (more)

2002 a $49.9 million charge related to the liability associated with the amount of the purchase commitments in excess of the expected demand.

Due to the further decline in King's revenue projections for Lorabid(R) as of July 2003, King was also required to reassess the fair value of the Lorabid(R) intangible assets. Previously, in the unaudited consolidated financial statements for the year ended December 31, 2002, King reported that during the fourth quarter of 2002 it had recorded an intangible asset impairment charge of $51.2 million and an additional intangible asset impairment charge of $25.7 million. Based on King's recent reassessment, and as a result of recording the $49.9 million charge for Lorabid(R) purchase commitments in excess of expected demand, King determined that the intangible asset impairment charge should be decreased from the aggregate of $76.8 million, previously presented in the unaudited consolidated financial statements for the year ended December 31, 2002, to $66.8 million. King determined the fair value of the Lorabid(R) intangible asset based on the net present value of future estimated Lorabid(R) cash flows.

The overall adjustment to the Lorabid(R) charge presented in the unaudited consolidated financial statements for the year ended December 31, 2002 is a net additional charge of $39.8 million.

     Deferral of Revenue Recognition

On December 26, 2002, King sold $4,587,571 (net of a 2% prompt pay discount) of Cortisporin(R) (neomycin and polymyxin B sulfates and hydrocortisone ophthalmic suspension USP), Silvadene(R) (silver sofadiazine) and Tigan(R) (trimethobenzamide hydrochloride) to a third-party wholesaler, which in turn resold those products to King Benevolent Fund, Inc. in January 2003 for $4,634,405. The Benevolent Fund is not managed or controlled by the Company, but family members and other associates of the Company's Chairman and Chief Executive Officer and another of its directors manage and control the Benevolent Fund. In the course of the internal review, the Company learned that, as of July 15, 2003, the Benevolent Fund had yet to distribute 77% of the Cortisporin(R), 59% of the Silvadene(R) and 11% of the Tigan(R) purchased in January 2003. The expiration dates for the products still in inventory are July 31, 2004 (or later) for the Cortisporin(R), November 30, 2004 (or later) for the Silvadene(R) and May 31, 2004 for the Tigan(R).

In light of the facts that a significant percentage of the products had not yet been distributed by the Benevolent Fund after more than six months and that the Benevolent Fund might be deemed to have been a "related party" for accounting purposes at the time of the sale, King has revised its previously released unaudited consolidated financial statements for the year ended December 31, 2002 to defer recognition of the revenue from this sale to the third-party wholesaler and to treat this sale in a manner analogous to the consignment method. As of the date of shipment of the purchased products to the third-party wholesaler, King has recorded deferred revenue in the amount of $4,701,195 and classified the purchased products as if they were consignment inventory at its cost of such inventory. King recognizes the deferred revenue as the purchased products are distributed by the Benevolent Fund, which has agreed to provide King with the requisite information relating to the timing and amount of such distributions. The deferral of recognition of $4,701,195 of revenue reduced by $2,548,884 and $0.01 the Company's previously reported unaudited 2002 net income and diluted earnings per share, respectively. Based on the information provided to King by the Benevolent Fund with respect to its charitable distributions, King recognized in the first quarter of 2003 $0.3 million, and expects to recognize in the second quarter of 2003 $0.9 million, of the deferred revenue.

After weighing all the information developed in the course of the internal review, the Audit Committee concluded that this transaction did not arise from an effort to mislead investors by manipulating reported financial results, and that consummation of the sale had been in the best interests of King. In connection with this conclusion, the Audit Committee also determined that it would be desirable for King to provide


                                     (more)
in the 2002 Form 10-K detailed disclosure of the nature and extent of the Company's relationship with the Benevolent Fund and this transaction beyond that required by applicable rules.

         Financial Results Summary

The following table summarizes King's 2002 total revenues, net income and diluted earnings per share, as previously reported in the Form 8-K dated April 15, 2003 and as currently reported in the 2002 Form 10-K after accounting for the three adjustments described above, as well as total revenues, net income and diluted earnings per share excluding special items, as previously announced in our press release dated February 18, 2003 and after accounting for the three adjustments described above:

                          Year Ended December 31, 2002
--------------------------------------------------------------------------------
                      (in thousands, except per share data)
--------------------------------------------------------------------------------


                                                                             Excluding Special Items
                                                                        --------------------------------
                                  As Previously                         As Previously
                                    Reported         As Currently          Reported          As Adjusted
                                  (unaudited)*         Reported          (unaudited)*        (unaudited)
                                  -------------      ------------       --------------       -----------
           Total Revenues          $1,179,518         $1,128,335          $1,179,518         $1,128,335

           Net Income                 238,039            182,520             331,899            301,020

           Diluted EPS             $     0.97         $     0.74          $     1.35         $     1.23

* The data labeled "As Previously Reported" are presented for information purposes only in order to alert the reader that the 2002 results of operations previously reported in the Form 8-K dated April 15, 2003 and in our press release dated February 18, 2003 differ from the audited 2002 results of operations as a result of the three adjustments described above. These data are not presented in this press release as a financial measure of the Company's historical financial performance and should not be considered by investors and other readers of this press release in their decision-making.


                                     (more)

The following table summarizes King's first-quarter 2003 total revenues, net income and diluted earnings per share, as previously announced in an earnings release dated May 6, 2003 and as currently reported in the first-quarter 2003 Form 10-Q after recognizing $0.3 million of the deferred revenue:

                        Three Months Ended March 31, 2003
--------------------------------------------------------------------------------
                      (in thousands, except per share data)
--------------------------------------------------------------------------------

                                                                             Excluding Special Items
                                                                        --------------------------------
                                  As Previously      As Currently       As Previously
                                    Reported           Reported            Reported          As Adjusted
                                  (unaudited)*        (unaudited)        (unaudited)*        (unaudited)
                                  -------------      -------------      --------------       -----------
         Total Revenues             $343,518           $343,843            $343,518           $343,843

         Net Income (Loss)            (8,017)            (7,193)             78,645             79,469

         Diluted EPS                $  (0.03)          $  (0.03)           $   0.33           $   0.33

* The data labeled "As Previously Reported" are presented for information purposes only in order to alert the reader that the unaudited first-quarter 2003 results of operations previously announced on May 6, 2003 differ from the unaudited first-quarter 2003 results of operations reported in the first-quarter 2003 Form 10-Q as a result of the three adjustments described above. These data are not presented in this press release as a financial measure of the Company's historical financial performance and should not be considered by investors and other readers of this press release in their decision-making.


Special items in 2002 and the first quarter of 2003 include those items previously disclosed in King press releases issued on February 18, 2003 and May 6, 2003, respectively. Special items in 2002 also include the additional charge related to Lorabid(R) described above.

Under Generally Accepted Accounting Principles ("GAAP"), "net income" and "diluted earnings per share" include special items. In addition to such GAAP results, King provides its net income and diluted earnings per share results for 2002 and the first quarter of 2003, excluding special items. These non-GAAP financial measures exclude special items which King considers to be those items that are not related to the Company's ongoing, underlying business, are non-recurring, or are not generally predictable. These items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. We believe the identification of special items enhances an analysis of our Company's ongoing, underlying business and an analysis of our Company's financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by our management. A reconciliation of non-GAAP financial measures referenced herein and King's financial results determined in accordance with GAAP is provided below.

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that develops, manufactures, markets, and sells branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.


                                     (more)

King will provide a live webcast of its conference call scheduled for today, at 1:00 p.m., E.D.T. pertaining to the issues addressed in this press release and King's financial results for the second quarter of 2003. Interested persons may listen to the live conference call on Tuesday, July 29, 2003, at 1:00 p.m., E.D.T. at http://www.firstcallevents.com/service/ajwz385293285gf12.html or by dialing 800-536-3416 (US only) or 203-702-0707 (international), passcode KG. If you are unable to participate during the live webcast, the call will be archived on King's web site www.kingpharm.com for not less than 30 days following the call. A replay of the conference call will also be available for not less than 30 days following the call by dialing 800-934-2730 (US only) or 402-220-1141 (international).

This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to King's best estimate of the extent to which it underpaid amounts due under Medicaid and other governmental pricing programs and the timing of expected payments to Medicaid and other governmental pricing programs for the underpayments; statements pertaining to King's expected recovery of promotional fees the Company previously paid under the co-promotion agreement for Altace(R) and royalties the Company previously paid for Altace(R); statements pertaining to King's plans to enhance the Company's capabilities and better assure the Company's compliance with Medicaid and other governmental pricing programs going forward and the Audit Committee's intent to monitor the implementation of those plans; statements pertaining to King's deferral of the recognition of revenue associated with the sale of products to a third-party wholesaler who then sold them to the Benevolent Fund; and statements regarding the anticipated future demand for Lorabid(R). These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on King's ability to successfully and timely enhance the Company's systems, processes, training, and personnel so as to better assure the Company's compliance with Medicaid and other governmental pricing programs; dependence on the ability of systems, processes and personnel that King has, or plans to put in place, to perform accurately the calculations necessary to estimate and determine amounts due under Medicaid and other governmental pricing programs; dependence on the extent to which the Centers for Medicare and Medicaid Services, the Office of Inspector General at the Department of Health and Human Services, and the Department of Justice concur with King's best estimate of the extent to which it underpaid amounts due under Medicaid and other governmental pricing programs and King's determination of the reasons for such underpayments; dependence on any determination or final outcome arising out of the previously announced investigation of the Company by the SEC; dependence on whether King is able to prevail in pending shareholder securities litigation; dependence on whether any governmental sanctions are imposed due to King's underpayment of amounts due under Medicaid and other governmental pricing programs; dependence on whether the Benevolent Fund timely distributes King products the fund purchased from a third-party wholesaler; dependence on whether sales of Lorabid(R) continue to decline, King terminates the Company's supply agreement with Eli Lilly for Lorabid(R), or King is unable to secure adequate Lorabid(R) inventory purchase commitments from a buyer of the Lorabid(R) rights; dependence on our compliance with the U.S. Food and Drug Administration and other government regulations that relate to our business; and dependence on changes in general economic and business conditions; and dependence on changes in federal and state laws and regulations. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the first quarter ended March 31, 2003, which are on file with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                     # # #

                                    CONTACTS:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125

     John P. Lambrechts, Senior Director, Investor Relations - 423-990-2518






                                     (more)

                           KING PHARMACEUTICALS, INC.
                       Reconciliation of Non-GAAP Measures
                      (in thousands, except per share data)


The following table details the amounts and effects related to the Company's special items:

                                                               Year Ending December 31, 2002        Year Ending December 31, 2002
                                                                  As previously reported                      As Adjusted
                                                              ------------------------------        ------------------------------
                                                              Pretax Amount            EPS          Pretax Amount            EPS
                                                              -------------            ---          -------------            ---
Diluted earnings per common share, excluding special items                           $  1.35                               $  1.23
SPECIAL ITEMS:
      Lorabid supply contract                                    $    --                  --         $ (49,877)              (0.14)
      Inventory contributions/write off                          (15,152)              (0.03)          (15,152)              (0.03)
      Inventory recall                                            (3,033)              (0.01)           (3,033)              (0.01)
      Intangible asset impairment                                (76,893)              (0.21)          (66,844)              (0.18)
      Merger and restructuring costs                              (5,911)              (0.01)           (5,911)              (0.01)
      In-process research and development                        (12,000)              (0.03)          (12,000)              (0.03)
      Valuation charge - convertible notes receivable            (35,629)              (0.09)          (35,629)              (0.09)
                                                                                     -------                               -------
Diluted earnings per common share, as reported                                       $  0.97                               $  0.74
                                                                                     =======                               =======



                                                              Three Months Ended March 31, 2003    Three Months Ended March 31, 2003
                                                                   As previously reported                   As Adjusted
                                                              ---------------------------------    ---------------------------------
                                                              Pretax Amount             EPS         Pretax Amount            EPS
                                                              -------------             ---         -------------            ---
Diluted earnings per common share, excluding special items                            $  0.33                              $ 0.33
SPECIAL ITEMS:
      Write-off of acquisition related inventory step-up/recall    (4,261)              (0.01)          (4,261)             (0.01)
      Intangible asset impairment                                (110,970)              (0.29)        (110,970)             (0.29)
      In-process research and development                         (18,000)              (0.08)         (18,000)             (0.08)
      Valuation change - convertible notes receivable               7,967                0.02            7,967               0.02
                                                                                      -------                             -------
Diluted earnings per common share, as reported                                        $ (0.03)                            $ (0.03)
                                                                                      =======                             =======



                                EXECUTIVE OFFICES
        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620